UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             VENTURA ASSETS LIMITED
                             ----------------------
              (Exact Name of Small Business Issuer in its Charter)

          Colorado                    7389                   37-1441050
          --------                    ----                   ----------
  (State of Incorporation)     (Primary Standard        (IRS Employer ID No.)
                              Classification Code)

                              2241 Flintridge Drive
                               Glendale, CA 91206
                                Tel. 818 424 0219
                                -----------------
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                Hasmik Yaghobyan
                              2241 Flintridge Drive
                               Glendale, CA 91206
                                Tel. 818 424 0219
                                -----------------
          (Name and Address and Telephone Number of Agent for Service)

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer           |_|         Accelerated filer              |_|
Non-accelerated filer             |_|         Smaller reporting company      |X|
(Do not check if a smaller reporting company)


                                      CALCULATION OF REGISTRATION FEE


                                                            Proposed Maximum
                                                               Aggregate       Proposed Maximum     Amount of
Title of Each Class of Securities to be      Amount to be    Offering Price        Aggregate      Registration
Registered                                    Registered       per share        Offering Price         fee
--------------------------------------------------------------------------------------------------------------

Common Stock, without par value               1,500,000          $0.05              $75,000           $3.00


The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our stockholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.




                                        2
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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated August 11, 2008

                   PART I- INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus

                             VENTURA ASSETS LIMITED

                                1,500,000 Shares
                                  Common Stock

                                 $0.05 Per Share



The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,500,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority ("FINRA"), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                                        3
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                                              TABLE OF CONTENTS


PART I. INFORMATION REQUIRED IN PROSPECTUS                                                               Page

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of prospectus                    3
Item 2. Inside Front and Outside Back Cover Pages of prospectus                                             43
Item 3. Summary Information, Risk Factors and Ratio of Earnings to fixed Charges                           5-8
        Prospectus Summary; Corporate Background, Address and Telephone Number; Terms of
        Offering, Financial Summary; Forward-Looking Statements; Risk associated With This Offering
Item 4. Use of Proceeds                                                                                      9
Item 5. Determination of Offering Price                                                                      9
Item 6. Dilution                                                                                             9
Item 7. Selling Security Holders                                                                          9-10
Item 8. Plan of Distribution                                                                             11-12
Item 9. Description of Securities to be Registered                                                       13-14
        Common Stock; Preferred Stock; No Public Market for Common Stock; Penny Stock Reform
        Act of 1990
Item 10. Interests of Named Experts and Council                                                             14
Item 11. Information With Respect to the Registrant                                                      14-35
Item 11 A. Material Changes                                                                                 35
Item 12. Incorporation of Certain Information by Reference                                                  35
Item 12 A. Disclosure of Commission's Position on Indemnification for Securities Liabilities                35


PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution                                                        36
Item 14. Indemnification of Directors and Officers                                                          36
Item 15. Recent Sales of unregistered Securities                                                            37
Item 16. Exhibits and Financial Statement Schedules                                                         38
Item 17. Undertakings                                                                                       40
               Signatures; Power of Attorney



                                                 4
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Item 3. Summary of information, Risk Factors and Ratio of Earnings to Fixed
Charges

                               PROSPECTUS SUMMARY


You should read the following summary together with the more pertinent information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to Ventura Assets Limited.

Corporate Background

Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company's initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 at which time the Company ceased business operations.

In the expectation of bringing some value to the Company and a return to stockholders, the Company is embarking on a new business plan and is in the process of raising $75,000 of new capital through a private placement. In said private placement, the Company will offer 1,500,000 shares at $0.05 per share.

We intend to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We will seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance.

Our Address and Telephone

Our address is 2241 Flintridge Drive, Glendale, California, 91206. Our telephone number is (818) 424 0219 and our fax number is (818) 790-6689.

Terms of our Offering

There are 1,500,000 shares of our common stock issued and outstanding. All of these shares are being offered by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the resale of these shares. We have agreed to incur certain of the expenses relating to the registration of the shares for the selling security holders. See "Plan of Distribution."

Financial Summary

The following summary financial should be read in conjunction with "Management's Discussion and Analysis" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The summary provided below is taken from our audited balance sheet and statement of operations for the fiscal year's ended December 31, 2007, December 31, 2006, and from the inception to December 31, 2005, and our unaudited balance sheet and statement of operations for the quarter ended March 31, 2008.

                                       5
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                                                                          Inception through
                         As of March 31, 2008   As of December 31, 2007   December 31, 2006
                              Unaudited                 Audited                Audited
                              ---------                 -------                -------
Balance Sheet                  $  103                   $  103                 $  101
Total Assets                   $  103                   $  103                 $  101
Total Liabilities              $  200                   $  200                 $  200
Stockholder's Equity           $  (97)                  $  (97)                $  (99)
(Deficit)


                               Qtr. Ended        Year Ended       Inception through
                             March 31, 2008   December 31, 2007   December 31, 2006
                             --------------   -----------------   -----------------
Statement of Operations
Revenues                          $   0            $     0            $       0
Expenses                          $   0            $     2            $  15,097
Net-Income (Loss)                 $   0            $    (2)           $ (15,097)
Loss Per Share                    $   0            $     0            $  ( 0.01)
Weighted Average Shares         1,500,000         1,500,000           1,500,000
Outstanding


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove to be incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services we expect to market, our ability to establish a customer base, managements' ability to raise capital and, the ability to recruit and retain key employees. There may be other risks and circumstances that management may be unable to predict.


                                  RISK FACTORS

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THOSE WE BELIEVE TO BE MATERIAL TO OUR BUSINESS AND SHOULD THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE SERIOUSLY HARMED. ADDITIONAL UNKNOWN OR UNANTICIPATED RISKS AND UNCERTAINTIES COULD ALSO HARM OUR BUSINESS.

Development Stage Enterprise. We were organized on August 21, 2002. To date, our efforts have been limited to organizational activities, an initial sale of stock, and the start of a business. Our planned operation did not materialize and were suspended. We now intend to enter into the business of providing unclaimed property location services to the public and businesses. Our ability to start operations is dependent on the successful completion of Private Placement Offering seeking to raise $75,000.

                                       6
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We are a development stage enterprise and we anticipate losses. When operational, we anticipate that our business will be subject to numerous problems, delays, expenses and difficulties typically associated with a new line of business, many of which may be beyond our control. We will incur operating losses until such time, if ever, as we derive meaningful and ongoing revenues from our operations. We may be unable to complete the transition from a development stage company to profitability, or, if such transition is successful, that we may be able to maintain profitability. Thus, any investment in our Company should be considered to be a high risk investment.

Additional Financing Required. The Company has no meaningful funds and is currently undertaking a private placement to raise $75,000 of working capital. We cannot assure you that we will be successful in raising such sums or, we may have miscalculated or underestimated the funds necessary for success in our proposed venture. If we cannot obtain additional financing, our business operations may not commence. If we are forced to raise additional funds on unfavorable terms, the value of our securities may decrease or suffer further dilution. Alternatively, unforeseen difficulties may result in an increase in our operating expenses. We may also have miscalculated or underestimated funds necessary for success in the proposed venture.

We have not conducted any Formal Market Studies. We intend to conduct business as a provider of unclaimed property services to the public and businesses. We have not conducted and will not conduct any formal marketing studies regarding the effectiveness of our proposed operations. If our business fails to attract a sufficient number of clients, then investors will lose their entire investment.

Competition. We are new and unseasoned in the business in which we will engage. There are numerous individuals and businesses engaged in the business of asset reclamation. Many of them are established, have greater financial resources and experienced management. Our management, by contrast, has relatively little experience in this field. Accordingly, we will be at a competitive disadvantage in the marketplace. Further, because of the ease of entry to the business marketplace, it is probable that additional, better financed, and more experienced individual and companies will enter the marketplace and compete with us. (See "BUSINESS.")

Management will have the Ability to Exercise Significant Influence Over Us. Ms. Hasmik Yaghobyan, a director and officer of Company, owns approximately 58.3% of our outstanding stock. Her son, Mr. Osheen Haghnazarian, owns approximately 25.3% of our outstanding stock. Together, they control approximately 83.6% of our outstanding stock. As a result of the concentration of ownership and, serving in multiple capacities, Ms. Yaghobyan alone or, in concert with her son, will be in a position to exercise an unusually large amount of control and discretion over matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. Our Articles of Incorporation do not provide for cumulative voting. (See "PRINCIPAL STOCKHOLDERS" and "MANAGEMENT.")

Management Lacks Relevant Experience. The members of the Board of Directors and management have very limited experience in the business activities in which we will engage. Accordingly, potential purchasers of the our securities should critically evaluate the information concerning management. Additionally, the management of the Company will be largely dependent on the active participation of Mr. Haghnazarian. In the event that his services became unavailable to us, our business is very likely to be severely and adversely affected and investors may lose their entire investment. We do not maintain key-man insurance nor is there any plan to purchase any such insurance in the foreseeable future. (See "MANAGEMENT.")

Indemnification of Officers and Directors. Our Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may be unable to recoup.

                                       7
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Director's Liability Limited. Our Articles of Incorporation exclude personal liability of our directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than would otherwise be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

No Public Market for the Company's Securities. Currently, there is no trading market for our shares of Common Stock, and although we plan to take affirmative steps to facilitate a market for our securities, there can be no assurance that we will be successful or, if successful, any such market can or will be developed. Hence, stockholders may not be able to resell their holdings should they wish to do so.

We are Authorized to Issue Preferred Stock Which, If Issued, May Adversely Affect Your Voting Rights and Reduce the Value of Your Shares of Common Stock. Our Board of Directors is authorized by our Articles of Incorporation to issue shares of Preferred Stock without the consent of our stockholders. Any issuance of Preferred Stock may be detrimental to the value of our Common Stock. Preferred Stock when issued, may rank senior to the Common Stock with respect to voting rights, payment of dividends and amounts received by stockholders upon liquidation, dissolution or winding up. Such preferences will be set by our Board of Directors. The issuance of such Preferred Stock and the preferences given the Preferred Stock, do not need the approval of our stockholders. The existence of rights which are senior to Common Stock may reduce the value of our Common Stock - your investment. We do not currently have any plans to issue any shares of Preferred Stock. (See "Description of Securities.")

Dividends. Since organization, we have conducted very limited business. We have had no earnings, and have paid no dividends to date. The payment of dividends, if any, will be within the discretion of our Board of Directors. Presently, we intend to retain all earnings, if any, for use in its business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.
(See "DIVIDENDS.")

Risks associated with this Offering

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares registered herewith are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

                                        8
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Item 4. Use of Proceeds

                                 USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.

Item 5. Determination of Offering Price

                         DETERMINATION OF OFFERING PRICE

There is no public market for the shares of Common Stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

Although our Common Stock is not listed on a public exchange, we intend to file and obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the liquidity.

Item 6. Dilution

                                    DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

Item 7. Selling Security Holders

                            SELLING SECURITY HOLDERS

Currently, 1,500,000 shares of our Common Stock are issued and outstanding and held by 27 stockholders of record. All of these shares are the subject of this prospectus and the registration statement filed herewith. The selling stockholders may be deemed to be underwriters.

The following table sets forth certain information regarding the selling stockholders. To our knowledge, except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares of our common stock owned by such person or entity, except to the extent this power may be shared with such person's spouse. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

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                                                             Shares of
                                                           common stock    Percent of
                                 Shares of     Shares of        not       common stock
                                   Stock         Common      registered   outstanding
Name of Selling                 owned prior   stock to be    with this       after
Security Holder                 to offering    registered   registration  registration
---------------                 -----------    ----------   ------------  ------------

Claris Abedian                     5,000         5,000           0           0.00%
Sona Anbarchian                    5,000         5,000           0           0.00%
Ascot Funding                     125,000       125,000          0           0.00%
Arabo Axian                        5,000         5,000           0           0.00%
Nejdik Axian                       5,000         5,000           0           0.00%
Dejkouhi Axian                     5,000         5,000           0           0.00%
Janet Bagoomian                    5,000         5,000           0           0.00%
Sevan Barsegian                    5,000         5,000           0           0.00%
Barjouhi Davoodi                   5,000         5,000           0           0.00%
Astgik Dermovsessian               5,000         5,000           0           0.00%
Maxi Haghnazarian (1)              5,000         5,000           0           0.00%
Osheen Haghnazarian (2)(6)        380,000       380,000          0           0.00%
Lala Haghnazarian (3)(6)            5000         5,000           0           0.00%
Jerk Hartoni                       5,000         5,000           0           0.00%
Varoosh Mardyrossian               5,000         5,000           0           0.00%
Shahsanam Mardyrossian             5,000         5,000           0           0.00%
Teodick Nasiri                     5,000         5,000           0           0.00%
Shakeh Nasiry                      5,000         5,000           0           0.00%
Elma Navasartian                   5,000         5,000           0           0.00%
Tatiana Nazarian                   5,000         5,000           0           0.00%
Raffi Nazarian                     5,000         5,000           0           0.00%
Helem Nazarian                     5,000         5,000           0           0.00%
Renata Shahgolian                  5,000         5,000           0           0.00%
Roland Shahagolian                 5,000         5,000           0           0.00%
Apram Yaghobian (4)                5,000         5,000           0           0.00%
Adrineh Yaghobian (5)              5,000         5,000           0           0.00%
Hasmik Yaghobyan (6)              875,000       875,000          0           0.00%


     (1) Maxi Haghnazarian, a stockholder, is the father of Osheen Haghnazarian, Director, President, and CEO of the Company.
     (2) Osheen Haghnazarian, Director, President, and CEO is the son of Hasmik Yaghobyan, Director, CFO, Treasurer, and Secretary of the Company.
     (3) Lala Haghnazarian, a stockholder, is the daughter of Hasmik Yaghobyan, a Director, CFO, Treasurer, and Secretary of the Company , she is also the sister of Osheen Haghnazarian, Director, President, and CEO, of the Company.
     (4) Apram Yaghobian,, a stockholder, is the brother of Hasmik Yaghobyan, a Director, CFO, Treasurer, and Secretary of the Company , he is also the uncle of Osheen Haghnazarian, Director, President, and CEO, of the Company.
     (5) Adrineh Yaghobian,, a stockholder, is the niece of Hasmik Yaghobyan, a Director, CFO, Treasurer, and Secretary of the Company , she is also the cousin of Osheen Haghnazarian, Director, President, and CEO, of the Company.
     (6) Osheen Haghnazarian, Director, President, and CEO, of the Company, and Lala Haghnazarian, a stockholder, are the children of Hasmik Yaghobyan, a Director, CFO, Treasurer, and Secretary of the Company.

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Item 8. Plan of Distribution

              PLAN OF DISTRIBUTION AND RELATED STOCKHOLDER MATTERS


There are 27 selling stockholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

     1.   The market price of our common stock prevailing at the time of sale;
     2.   A price related to such prevailing market price of our common stock;
          or
     3. Such other price as the selling stockholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling stockholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling stockholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

Item 9. Description of Securities to be Registered

                          DESCRIPTION OF CAPITAL STOCK

General

The following summary describes the terms of our securities that we consider to be material, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of our Articles of Incorporation, our bylaws and applicable Colorado law. Complete copies of our Articles of Incorporation and bylaws are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, without par value. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of Preferred Stock, without par value. Our Board of Directors has the authority, without further action by the stockholders, to issue shares of Preferred Stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of Preferred Stock could have the effect of restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock or delaying or preventing our change of control without further action by our stockholders. There are no shares of Preferred Stock outstanding nor is there in effect any resolution of Board with respect to the issuance of such shares.

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the FINRA bulletin board, including:

     o We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

     o We must remain current in our filings;

     o We must find a member of the FINRA to file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus will be filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

     o We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

Item 10. Interests of Named Experts and Counsel

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 11. Information with Respect to the Registrant

                                    BUSINESS

Corporate History

Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company's initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 when the Company ceased business operations.

In the expectation of bringing some value to the Company and a return to stockholders, the Company is embarking on a new business plan and is in the process of raising $75,000 of new capital through a private placement. In said private placement, the Company will offer 1,500,000 shares at $.05 per share.

Business of Issuer

The Company has it intends to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We would seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance. Furthermore, our ability to start operations is dependent on the successful completion of Private Placement Offering seeking to raise capital of $75,000 of additional capital.

Industry Background

The origin of unclaimed property law dates back to English common law. Abandoned land was returned to the King along with the transfer of those property rights. Today, this concept has been adopted by the states and applied to intangible property as well as tangible property, excluding real estate. The states do not take permanent title to the property but act as custodians to safeguard such properties for the rightful owner or until claimed by heirs.

Unclaimed property consists primarily of various types of intangible personal property. Examples of these include: savings and checking accounts, uncashed checks, securities (i.e. stocks and bonds), dividends, insurance refunds or claims, oil royalties, wages, utility refunds/deposits, bail bonds, and child support payments. There are many ways owners (and heirs) lose track of assets. These reasons include: records being lost, destroyed or incomplete; ignorance; and forgetfulness.

Future Growth Strategy

We will obtain lists from the Comptrollers Offices in the states in which we intend to search for missing property. These lists typically contain the names of individuals or businesses, whose assets have escheated to state or local governments, the last known address where correspondence was sent and the year in which it was turned over to the state. We would then conduct a search utilizing telephone and professional directories, as well as on-line search engines, to locate asset owners. If we are able to verify rightful ownership and documentation, we will then contact these persons or businesses, and inform them of the claim. If it is deduced that a subject individual is deceased, we will obtain court records of the executor of the estate and inform the estate of the claim. In the case of businesses, we will contact the Comptroller or Treasurer of the business, as the individual with authority to lay claim to the found asset. We will then file claims on behalf of persons and businesses, when authorized to do so an Agent.

We will invest in technology and the purchase of property/asset lists and directories from respective state(s) and governmental agencies. We anticipate that disbursements from the state(s) and/or governmental agencies will take a significant period of time. Accordingly, operating losses are anticipated for at least one year after commencing business.

We will charge a fee for each realized claim. Such fees are generally regulated by the state and the fee scale varies from five to fifteen percent of the amount of the claim. Depending on the state in which the assets are located, reclaimed assets are either sent directly to the individual or business or to the Agent filing the claim. Depending on the nature of the transaction, we will be compensated from the funds received by us as Agent for the client or, we may be compensated directly from the client after they receive the assets. Compensation to the Company will be subject to pre-arranged, contractual agreements. While we anticipate amicable relations with the beneficiaries of our services, it should be understood that the potential exists that such beneficiaries may refuse to pay as agreed, or refuse to enter into arrangements with us, in which case the Company may lose revenue for work performed or in fact find itself in litigation with clients.

We believe that the primary competitive factors which will affect our business are reputation, speed, efficiency of claim reclamation, quality of personalized service, marketing, convenience, reliability and the ability to purchase sufficient lists and directories of unclaimed or undistributed property/assets. There can be no assurance that we will be able to compete successfully against current and future competitors and, competitive pressures faced by us may have a material and adverse effect on our business, prospects, financial condition and results of operations.

The market for asset reclamation services is fragmented, rapidly evolving and highly competitive. Barriers to entry are minimal, and current and new competitors can conduct operations relatively inexpensively. We will compete with (i) various on-line businesses which provide similar services, (ii) individuals who are knowledgeable of the procedures and processes of reclaiming assets, and (iii) a large number of small entities with localized operations around the country.

We have not as yet commenced operations. Future revenues and profitability will depend upon various factors including competition, market acceptance of our services and general economic conditions. We anticipate that our business will generate revenues from a wide cross section of the general public, persons and businesses, rather than from a few major customers.

Properties

Our offices are presently located at the residence of the directors and officers of the Company. The address is: 2241 Flintridge Drive, Glendale, California 91206. We are provided with a single office space of 144 square feet. With effect from April 2008, we have agreed to pay the sum off $95 per month to defray the cost of office expenses, including telephone.

Regulation

We will be subject to regulation from various state and federal governmental agencies. Laws governing issues such as maximum finders' fees and required licenses to conduct business are regulated by local, state, and federal law. Existing laws and regulations as well as amendments to such laws and regulations (or the adoption of new laws and regulations) could have a material adverse effect on our business, prospects, financial condition and results of operations. Because of the number of jurisdictions potentially involved, it is likely that certain laws or regulations could be amended in ways unfavorable to Company operations.

Competition.

We are new and unseasoned in the business in which we will engage. There are numerous individuals and businesses engaged in the business of asset reclamation. Many of them are established, have greater financial resources and experienced management. Our management, by contrast, has relatively little experience in this field. Accordingly, we will be at a competitive disadvantage in the marketplace. Further, because of the ease of entry to the business marketplace, it is probable that additional, better financed, and more experienced individual and companies will enter the marketplace and compete with us.

                                 INDEMNIFICATION

Articles 7-109-101 through 7-109-109 of the Colorado Business Corporation Act provides that any director or officer of a Colorado corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and reasonably believed that his conduct was in the corporation's best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

Our Articles of Incorporation and By-laws contain provisions which provide, amongst other things, that we shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in our best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. As to any action brought by or in our right, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for gross negligence or misconduct in the performance of his duty to us.

                     [ Letterhead of Gruber & Company, LLC ]



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Ventura Assets Limited.


We have audited the accompanying balance sheet of Ventura Assets Limited (A Development Stage Company) as of December 31, 2007, 2006 and 2005, and the related statements of operations, stockholders equity and cash flows for the years then ended and for the period from inception August 21, 2002 to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007, 2006 and 2005 and the results of its' operations and its' stockholders equity and cash flows for the years then ended and from the period of inception August 21, 2002 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to these financial statements the Company has incurred losses. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Gruber & Company, LLC
Saint Louis, Missouri
June 10, 2008


                                                  Ventura Assets Limited
                                              (A Development Stage Company)
                                                      Balance Sheet

                                                                                                                 Inception
                                                                                                                  through
                                                                        3/31/2008    12/31/2007    12/31/2006    12/31/2005
Assets                                                                  Unaudited      Audited       Audited       Audited
                                                                        ---------      -------       -------       -------
              Cash                                                       $   103           103           101            96
                                                                         -------       -------       -------       -------

Total Assets                                                             $   103           103           101            96
                                                                         =======       =======       =======       =======

Liabilities and Stockholders' Equity:
              Current Liabilities
              Stockholder Loan                                           $   200           200           200           150

              Stockholders' Equity:
              Common Stock, 50,000,000 shares authorized
              1,500,000 shares issued and outstanding no par value        15,000        15,000        15,000        15,000
              Preferred Stock, 10,000,000 shares authorized
              none issued and outstanding no par value                                                  --            --
              Deficit Accumulated During the Development Stage           -15,097       -15,097       -15,099       -15,054
                                                                         -------       -------       -------       -------

              Stockholders' Deficit                                          -97           -97           -99           -54
                                                                         -------       -------       -------       -------

Total Liabilities and Stockholders Deficit                               $   103           103           101            96
                                                                         =======       =======       =======       =======

                                                       19

                             Ventura Assets Limited
                          (A Development Stage Company)
                             Statement of Operations



                                                                           Inception
                           March 31         Years Ended December 31        to 12/31
                             2008        2007        2006        2005        2006
                             ----        ----        ----        ----        ----

Revenues                          0        --          --          --          --

Expenses                          0           2          45          50      15,097

Net Loss                          0          -2         -45         -50     -15,097

Loss Per Share                    0           0           0           0       -0.01

Weighted Average Shares
Outstanding               1,500,000   1,500,000   1,500,000   1.500,000   1,500,000




                                       20

                                  Ventura Assets Limited
                               (A Development Stage Company)
                             Statement of Stockholders' Equity


                                              Shares  Par Value      Total     Deficit   Total
                                              ------  ---------      -----     -------   -----

Inception 8/21/2002-Founder Shares Issued   1,500,000      --        15,000              15,000

Net loss                                                                          -43       -43

Balance December 31, 2002                                            15,000       -43    14,957

Net Loss                                                                      -14,954   -14,954

Balance December 31, 2003                                            15,000   -14,997         3

Net Loss                                                                         --        --

Balance December 31, 2004                                            15,000   -14,997         3

Net Loss                                                                          -57       -57

Balance December 31, 2005                                            15,000   -15,054       -54

Net Loss                                                                          -45       -45

Balance December 31, 2006                   1,500,000      --        15,000   -15,099       -99

Net Income                                                                          2         2

Balance December 31, 2007                   1,500,000      --        15,000   -15,097       -97

Balance March 31, 2008                      1,500,000                15,000   -15,097       -97



                                               21

                                 Ventura Assets Limited
                              (A Development Stage Company)
                                 Statement of Cash Flows


                                                                                   Inception to
                                                 3 months      Years Ended Dec 31     Dec 31
                                                 3/31/2008    2007    2006     2005    2005
                                                 ---------    ----    ----     ----    ----
Cash flows from Operating Activities:
             Net Loss                                  0        2      -45      -50   -15,097


Cash flows from Financing Activities
             Increase in notes Payable                 0                50       50      200

             Common Stock issued for Cash                                             15,000
                                                                                      ------

Net Cash flows provided by financing activities        0        2       50       50   15,200

Net Increase (Decrease) in Cash                        0        2        5     --        103

Cash at the Beginning                                103      101       96       96     --

Cash at the End                                      103      103      101       96      103


Supplemental Dsiclsures:

Interest Paid                                                         --       --       --

Income Taxes Paid                                                     --       --       --






                                            22

                             Ventura Assets Limited
                          (a Development Stage Company)
                          Notes to Financial Statements


Note 1 - Organization and Principal Activities

Organization and Description of Business

Ventura Assets Limited (a development stage company) provides unclaimed property location services to the public and businesses. The Company assists clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. The Company was incorporated under the laws of the State of Colorado on August 21, 2002, and has its principal office in Glendale California.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Financial Instruments

The Company's financial instruments include cash and cash equivalents and notes payable. At the year ends the carrying cost of these instruments approximate their fair value.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

Stock - Based Compensation

The Company may periodically issue shares of common stock for services rendered or for other costs and expenses. Such shares will be valued based on the market price of the shares on the transaction date.

The Company may periodically issue stock options to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which establishes a fair value method of accounting for stock-based compensation plans.

The provisions of SFAS No. 123 allow companies to either record an expense in the financial statements to reflect the estimated fair value of stock options to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but to disclose on an annual basis the pro-forma effect on net income (loss) and net income (loss) per share had the fair value of the stock options been recorded in the financial statements. SFAS No. 123 was amended by SFAS No., 148, which now requires companies to disclose in interim financial statements the pro-forma effect on net income (loss) and net income (loss) per common share of the estimated fair value of stock options issued to employees.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based on the fair value of the award. The fair value of the stock-based award is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expenses on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

Pro Forma Financial Disclosure - In accordance with SFAS No. 123, the Company will provide footnote disclosure with respect to stock-based employee compensation. The value of a stock-based award will be determined using the Black-Scholes option-pricing model, whereby compensation cost is the fair value of the award as determined by the pricing model at the grant date or other measurement date. The resulting amount will be charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

The Company did not have any stock options outstanding during the period August 21, 2002 (date of inception) through December 31, 2007, accordingly, no pro forma financial disclosure is provided herein.

Income Taxes

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The Company did not have any potentially dilutive securities outstanding during the period August 21 2002 (date of inception) through December 31, 2007. Accordingly, basic and diluted loss per common share is the same.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred.

Segmented Information

Management has determined that the Company operates in one dominant industry segment. Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are "written-off" when deemed uncollectible.

Special - purpose entities

The Company does not have any off-balance sheet financing activities.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2007 the Company had a retained deficit and no established source of revenue.

These conditions, among others, raises substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue in business is dependent upon obtaining sufficient financing or attaining profitable operations. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Organizational costs

The Company expenses all start-up and organizational costs as they are incurred in accordance with the provisions of Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities" issued by the American Institute of Certified Public Accountants.

Website Development Costs

The Company accounts for website development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred.

Note 3 - Recently issued accounting pronouncements

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4", (" SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant if any, to the Company's overall results of operations or financial position since the Company does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In May, 2005, The FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No.
3. This Statement replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

In February, 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Statements". SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial statements that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

In March, 2006 FASB issued SFAS 156 "Accounting For Servicing of Financial Assets" this Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

     3. Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.


Management believes that this statement will not have a significant impact on the financial statements.

Note 4 - Note Payable-Related Party

The Company has from time to time received loans from its majority stockholder payable on demand without interest.

Note 5 - Income Taxes

The Company has a net operating loss carry forward of approximately $15,000 which will expire in 2017. The federal income tax benefit of this net operating loss is $4,650, and has been offset with a valuation allowance of $4,650 due to the uncertainty that the net operating loss will be used. The valuation allowance increased by $4,650 for the period August 21, 2002 (date of inception) through December 31, 2007.

Note 6 - Common Stock

On the third quarter of 2002, the Company issued 1,500,000 shares of common stock as founder shares that resulted in gross proceeds of $15,000.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                       CONDITION AND RESULTS OF OPERATIONS

This section of this prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a developmental stage company that has only recently begun our business operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues until 2008.

We received our initial funding of $15,000 through the sale of 1,500,000 shares of our common stock at $0.01 per share in the third quarter of 2002.

We intend to become a full reporting company listed on the OTC Bulletin Board. Once we have achieved this status we will focus upon equity financing to raise necessary working capital. There is no assurance that additional financing will be available or if available, on terms that will be acceptable to the company.

We have incurred losses since inception resulting in a net accumulated deficit of $15,097. Our auditors have issued a going concern opinion. This means that there is a substantial doubt regarding our ability to continue as a going concern.

Milestones

     The following are our milestones for the next twelve months:

     1. Be listed for trading on the Bulletin Board operated by the Financial Industry Regulatory Authority: 60 days from the date this registration statement is declared effective by the SEC.

     2. Internet Presence, Completion of the Web Site, Advertising and Product Promotion - Maximum cost of $15,000. Time involved: 180 days after our shares of common stock are listed for trading on the Bulletin Board.

     3.   Administration establishment - Maximum cost of $20,000. Time involved:
          Initially 90 days after we are listed for trading on the Bulletin
          Board

     4.   Recruitment and staffing - Maximum cost of $40,000. Time involved:
          Initially 60 days after we are listed for trading on the Bulletin
          Board.

     Currently, we do not have the funds necessary to complete our milestones or operated for the next twelve months. We intend to obtain the necessary funds by the sale of equity securities.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are a start-up corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To begin operation and become profitable, we will be seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence our activities. Equity financing could result in additional dilution to existing stockholders.

Results of Activities

We have not generated any revenues to date. Our accumulated deficit since inception is $15,097.

As of March 31, 2008, our total assets were $103 and our total liabilities were $200.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information concerning the directors and officers of the Company:

Name                     Age                  Positions
----                     ---                  ---------

Osheen Haghnazarian      26     Director, President, and Chief Executive Officer

Hasmik Yaghobyan         47     Director, Chief Financial Officer and Secretary

Mr. Haghnazarian was elected in 2006 and, as provided in our By-laws, he will serve until the annual meeting of 2009. Our By-laws provide for the classification of directors into three classes, with approximately one-third of the directors being elected annually for a term of three years. Officers hold their positions at the pleasure of our Board of Directors in the absent of an employment agreement.

Ms. Yaghobyan was elected in 2005 and, as provided in our By-laws, he will serve until the annual meeting of 2008. Our By-laws provide for the classification of directors into three classes, with approximately one-third of the directors being elected annually for a term of three years. Officers hold their positions at the pleasure of our Board of Directors in the absent of an employment agreement.

Certain Provisions

Our By-laws provide that members of the Board of Directors be classified into three classes, with approximately one-third of its directors elected annually for a term of three years.

Management

The following sets forth certain biographical information pertaining to the directors and officers of the Company:

Osheen Haghnazarian

Mr. Haghnazarian has served as the Chairman of the Board, and as the Company's President, and Chief Executive Officer since 2003.

During the past five years he has served a teller in a major commercial bank and as a Real estate broker licensed by the State of California. He also conducts business as a mortgage broker.

Hasmik Yaghobyan

Ms. Yaghobyan has served as a member of the Board, and as the Company's Chief Financial Officer and Secretary since 2002.

During the past five years, Ms. Yaghobyan has served as an accountant in the Auditor Controller's office of the County of Los Angeles. She holds the BA degree in Business Administration with a major in Accounting and the JD degree from Glendale University College of Law. Ms. Yaghobyan is an investor in several small privately-held businesses based in southern California.

Executive Compensation

No officer or director has accrued or received any remuneration for services to date, and none is to receive or accrue any remuneration until the business becomes operational. At such time, we will enter into a two-year employment contract with Mr. Haghnazarian at a salary of $40,000 per year. Additionally, the employment contract will provide for Mr. Haghnazarian to receive an annual bonus equal to 4% of our pre-tax profits. This transaction was not conducted at arm's length.

Employees

We do not have any employees at this time; however, we intend to enter into a two-year employment agreement with Mr. Haghnazarian. We will employ additional persons, initially, on a part-time basis, as our Plan of Operation is implemented. (See "RISK FACTORS - Dependence on Management.")

Certain Relationships and Related Transactions, and Director Independence

Conflicts of Interests

Mr. Haghnazarian, will devote approximately 35 hours per week to our affairs. Mr. Haghnazarian pursues and is expected to continue to pursue outside business activities. Therefore, there is the possibility of conflicts of interest with respect to the demands upon Mr. Haghnazarian' time. Mr. Haghnazarian is fully aware of his contractual obligations as an employee and his fiduciary duties as an officer and director of the Company.

Ms. Hasmik Yaghobyan is the mother of Mr. Haghnazarian. She is employed full-time in other professional pursuits. It is anticipated that Ms. Yaghobyan will be able to devote a maximum of 10 hours per week to the affairs of the Company. She is fully aware of her fiduciary duties as an officer and director of the Company.

Conflicts of Interests- Management Fiduciary Duties

Our directors and officers are or may become, in their individual capacity, officer, director, controlling stockholder and/or partner of other entities engaged in a variety of businesses. Presently, there are no conflicts or potential conflicts of interest between the director's of Ventura Assets Limited and their other business activities.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

  Name of Beneficial Owner        Title    Amount of Beneficial   Percent Before
  ------------------------      of Class        Ownership          Offering (2)
                                --------        ---------          ------------
  Osheen Haghnazarian (1)        Common          380,000               25.3%
  Director, President &  CEO

  Hasmik Yaghobyan (1)           Common          875,000               58.3%
  Director, CFO & Secretary

  Ascot Funding, Inc.(3)         Common          125,000               8.3%

  All directors and officers     Common          120,000               83.7%

  ----------
     (1) The business address of the directors and executive officers is: c/o Ventura Assets Limited is 2241 Flintridge Drive, Glendale, California 91206.

     (2)  Based on current outstanding common shares.

     (3) The business address of Ascot Funding, Inc. is: 3050 East Chevy Chase Drive, Glendale, CA 91206.

There are currently no arrangements that would result in a change of control of us.

Dividends

Since inception, we have not paid any dividends to stockholders. The declaration of any future dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Stock Option Grants

To date, we have not granted any stock options.


Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.


Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company. Their address is 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and their telephone number is (702) 361-3033.

                           REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by statute.

As a result of the filing of a registration statement with the Securities and Exchange Commission, we will become subject to the informational requirements of the Securities Exchange Act of 1934 for a period of at least one fiscal year.

It is a requirement of The National Association of Securities Dealers, Inc. that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we must, necessarily, continue to file periodic reports with the Securities and Exchange Commission beyond the initial period of one year although we may not be required to do so for the following reasons:

     o    We have less than 300 stockholders of record; or
     o We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

You may write us at 2241 Flintridge Drive, Glendale, California 91206 with any questions you may have, or contact us by telephone at (818) 424-0219.


                                   LITIGATION

There are no known legal proceedings pending or threatened against us.


                                  LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Jillian Ivey Soditi, Esq. of Temecula, California.

                                     EXPERTS

The financial statements included in this prospectus as of December 31, 2007, 2006 and 2005, have been audited by Gruber & Company, LLC, independent registered public accounting firm, as stated in their report thereon, and is included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. Also, un-audited balance sheet and statement of operations for the quarter ended March 31, 2008.

                              AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

     PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

The issuer and affiliates are not going to buy any shares from this offering


Item 11. Material Changes.

These have been no material changes in the past 12 months.


Item 12. Incorporation of Certain Information by Reference.

Incorporation to Form 10-12(g) filed on April 22, 2008


Item 12(A). Disclosure of Commission's Position on Indemnification for Securities Liabilities.

             DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to bear the expenses relating to the registration of the shares for the selling security holders estimated to be $20,000.

       Securities and Exchange Commission registration fee     $        3
       Federal Taxes                                           $        0
       State Taxes and Fees                                    $        0
       Transfer Agent Fees                                     $      750
       Accounting and audit fees and expenses                  $    4,500
       Legal fees and expense                                  $    9,500
       Blue Sky fees and expenses                              $        0
       Miscellaneous                                           $    5,247
                                                               ----------
       Total                                                   $   20,000
                                                               ==========


The costs set forth above, with the exception of the Commission's registration fees, are estimates. These expenses will be borne by us; none will be borne by the selling stockholders. The selling stockholders will, however, pay any and all of the expenses incurred in selling their shares, including but not limited to, brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Articles 7-109-101 through 7-109-109 of the Colorado Business Corporation Act provides that any director or officer of a Colorado corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and reasonably believed that his conduct was in the corporation's best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

Our Articles of Incorporation and By-laws contain provisions which provide, amongst other things, that we shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in our best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. As to any action brought by or in our right, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for gross negligence or misconduct in the performance of his duty to us.

Item 15. Recent Sales of Unregistered Securities.


                     RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of the Company's securities during the past five years.

Item 16. Exhibits and Financial Statement Schedules.


                                INDEX OF EXHIBITS


Exhibit number           Description of Item
--------------           -------------------

     3.1*         Articles of Incorporation

     3.2*         By-Laws

     5.1          Opinion of Jillian Ivey Sodoti, Esq.

     23.1         Consent of Gruber & Company, LLC

     24.1         Power of Attorney


 * Previously filed

Item 17. Undertakings

                                  UNDERTAKINGS


(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


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


                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Los Angeles, California on August 11, 2008.


VENTURA ASSETS LIMITED


By:  /s/  Osheen Haghnazarian
     ------------------------
     Osheen Haghnazarian
     Director, President & Chief Executive Officer








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


Item 2. Inside Front and Outside Back Cover Pages of Prospectus.




                                   PROSPECTUS


                             VENTURA ASSETS LIMITED


                                1,500,000 Shares
                                  Common Stock

                                 $0.05 Per Share




You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.


Until _____________, (90 days after the commencement of the offering) all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.












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